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December 17, 1997



Mr. John Ellison, Jr., President
CinemaStar Luxury Theaters, Inc.
431 College Boulevard
Oceanside, CA  92057-5435

       Re:   Loans No. 790304333, 790304643 and 790304937

Dear John:

This letter confirms that all 3 of the subject loans from First National Bank to CinamaStar Luxury Theaters, Inc. ("CinemaStar"), have been paid in full as of today's date.

CinemaStar no longer has any loan liability to First National Bank. CinemaStar is no longer required by First National Bank to maintain compliance with any covenants, terms or conditions which may have been contained in any documentation or agreements relating to the subject loans.

If you have any questions, or need further information regarding the 3 fully repaid loans, please give me a call at (619) 338-1473.

We appreciate your communicating regularly with First National Bank and keeping us informed regarding your pending equity transaction with an investment group. We are pleased for you that the transaction is now nearing its final completion and wish you the very best success during the years ahead.

Best regards,
FIRST NATIONAL BANK

/s/ ROBERT SILIDES
-------------------------
Robert O. Silides
Vice President
Corporate Banking Group


CC: Norman Dowling, Chief Financial Officer CinemaStar Luxury Theaters, Inc.